--------------------------------------------------------------------------------
CUSIP NO. 584690309                   13G                      PAGE 7 OF 8 PAGES
--------------------------------------------------------------------------------



                           EXHIBIT 1 TO SCHEDULE 13G
       ------------------------------------------------------------------


                                 AUGUST 12, 1997
       ------------------------------------------------------------------



      MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. AND DEAN WITTER INTERCAPITAL INC. hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

            DEAN WITTER INTERCAPITAL INC.

BY:        /s/ Barry Fink
           --------------------------------------------------------------------
           Barry Fink  /  Senior Vice President Dean Witter InterCapital Inc.

           MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY:        /s/ Bruce Bromberg
           ---------------------------------------------------------------------
           Bruce Bromberg  /  Morgan  Stanley &  Co., Incorporated